UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                                 --------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 16, 2005
                        (Date of earliest event reported)




                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
               (Exact Name of Registrant as specified in charter)


Delaware                         000-26749                       11-2581812
(State or other                (Commission                    (I.R.S. Employer
Jurisdiction of                File Number)              Identification Number)
Incorporation)



              26 Harbor Park Drive, Port Washington, New York 11050
               (Address of principal executive offices) (Zip Code)
        Registrant's Telephone Number, including area code (516) 626-0007

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ / Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))
/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     On September 14, 2004, Registrant released its earnings for the fiscal fourth quarter and year ended June 30, 2005 A copy of the press release detailing the earnings is attached to this Current Report on Form 8-K as Exhibit 99.

     The information in this Current Report, including the press release attached hereto, that is being furnished pursuant to Item 2.02 of Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.



Exhibits

99. Press Release dated September 16, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 16, 2004
                                                 By:  /s/ Stuart Fleischer
                                                          Stuart Fleischer,
                                                        Chief Financial Officer


Company Contact                       Investor Relations Contacts            Media Contact
Stuart Fleischer                      David Waldman/John Heilshorn           Chenoa Taitt
Chief Financial Officer               Lippert/Heilshorn & Associates         Lippert/Heilshorn & Associates
NMHC                                  212-838-3777                           212-838-3777
516-605-6625                          dwaldman@lhai.com                      ctaitt@lhai.com
sfleischer@nmhcrx.com



For Immediate Release

For Immediate Release


               NMHC Reports Fourth Quarter and Fiscal 2005 Results
                      Rapid Growth Posted in Gross Profit,
                         Operating Income and Net Income
                       Strong Cash Flows and Balance Sheet
                       PCN Integration Progressing on Plan

     PORT WASHINGTON, N.Y. - September 16, 2005 - National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager
(PBM), today reported its results for the fiscal fourth quarter and year ended June 30, 2005, consistent with its previously reported results.

     Jim Smith, president and chief executive officer, stated, "During fiscal 2005, we continued to generate strong financial results, as illustrated by a 35% increase in gross profit, coupled with significant increases in both operating and net income. We achieved these results while expanding our infrastructure, adding key personnel, and enhancing business processes to support our long-term growth. Also, with our healthy cash flow, we completed our acquisition of Pharmaceutical Care Network ("PCN"), our 7th acquisition in the past 5 fiscal years. The PCN integration plan remains on schedule for completion in the first half of fiscal 2006. Thus far, client retention has exceeded our expectations and we look forward to offering our full suite of total healthcare solutions to PCN's customers and benefiting from the cost synergies."

     Mr. Smith continued, "The successful integration of PCN reinforces one of our core competencies: identifying, valuing and integrating acquisitions. As we enter fiscal 2006, we expect to continue generating strong cash flow and have a healthy balance sheet with sufficient borrowing capacity. As a result, we are well positioned to continue our organic growth, complemented by strategic acquisitions as they may arise. Having now served with NMHC for just over a year, I am extremely pleased with our operational improvements, and I am even more encouraged by the near-term and long-term outlook for the business."

Fourth Quarter and Fiscal 2005 Financial Review

     Gross profit for the 2005 fiscal fourth quarter increased 27% to $22.9 million, compared to $18.0 million for the same period last year. The Company views gross profit as more reflective of the Company's performance than revenue, due to an increase in contracts under the Preferred Partnership Program, which the Company records on a net revenue basis, and not on a gross revenue basis. Gross profit as a percentage of revenue, or gross margin, for the 2005 fiscal fourth quarter increased 41 basis points to 10.6%, compared to 10.2% for the same period last year. This gross margin increase primarily reflects new and existing customers that joined the Preferred Partnership Program, as well as an increase in the home delivery and specialty pharmacy businesses, which generate higher gross margins. For the year ended June 30, 2005, gross profit increased 35% to $86.7 million compared to $64.0 million for last year.

     Operating income for the 2005 fiscal fourth quarter was $3.8 million, compared to $4.0 million for the same period last year. Operating income for the year ended June 30, 2005 increased to $18.9 million, from $13.4 million generated for last year. Operating income for the 2005 fiscal fourth quarter and year ended June 30, 2005 includes a non-recurring charge of approximately $1.7 million related to the Midwest Health Plan legal settlement ("Legal Settlement"). Included in expenses for the 2004 fiscal fourth quarter and fiscal 2004 was $688,000 and $2.6 million, respectively, of non-recurring expenses related to the closing of the New Mountain transaction (the "Transaction Expenses"). Excluding the non-recurring items in each year, operating income grew due to the increase in gross profit, offset by selling, general and administrative expenses, which increased due to recent acquisitions, investments in technology and personnel, higher professional fees primarily related to compliance with Sarbanes-Oxley, as well as expansion of the home delivery and specialty pharmacy businesses.

     Net income for the 2005 fiscal fourth quarter was $2.6 million, compared to net income of $2.5 million for the same period last year. Excluding the net after-tax expense of $1.0 million for the Legal Settlement, net income for the 2005 fiscal fourth quarter would have been $3.7 million. Net income available to common stockholders for the 2005 fiscal fourth quarter was $1.1 million, or $0.22 per diluted share using the "as if converted" method, compared to net income available to common stockholders of $1.0 million, or $0.21 per diluted share, for the same period last year. Excluding the net after-tax expense of
$1.0 million for the Legal Settlement, net income available to common stockholders for the 2005 fiscal fourth quarter would have been $2.1 million, or $0.30 per diluted share using the "as if converted" method. Net income available to common stockholders for the 2004 fiscal fourth quarter included the net after-tax expense of $406,000 for the Transaction Expenses. Excluding the Transaction Expenses on an after-tax basis, net income available to common stockholders for the 2004 fiscal fourth quarter would have been $1.4 million, or $0.25 per diluted share using the "as if converted" method.

     Net income for year ended June 30, 2005 increased to $12.4 million, compared to net income of $8.0 million for last year. Excluding the net after-tax expense of $1.0 million for the Legal Settlement, net income for fiscal 2005 would have been $13.4 million. Net income available to common stockholders for the year ended June 30, 2005 was $6.3 million, or $1.03 per diluted share using the "as if converted" method, compared to net loss available to common stockholders of $73.8 million, or $11.14 loss per diluted share, for last year. The New Mountain transaction in the 2004 fiscal third quarter resulted in an $80 million non-recurring, non-cash charge known as a Beneficial Conversion Feature ("BCF"). The BCF is calculated as the difference between the fair market value of the Company's common stock on the date of the closing of the New Mountain transaction and the effective conversion price of $11.29, and which is limited to the $80 million purchase price for the preferred stock. Excluding the Transaction Expenses and the BCF on an after-tax basis, net income available to common stockholders for the year ended June 30, 2004 would have been $7.7 million, or $0.98 per diluted share using the "as if converted" method.

     Revenue for the 2005 fiscal fourth quarter was $215.9 million, compared to revenue of $176.6 million for the same period last year. Revenue growth reflects the addition of new customers and the volume increase from existing customers, as well as the contribution from PCN (acquired in March 2005). Total paid claims for the 2005 fiscal fourth quarter were 8.5 million, compared to 4.9 million for the same period last year. Revenue for the year ended June 30, 2005 was $800.6 million, compared to revenue of $651.1 million for last year. Total paid claims for the year ended June 30, 2005 were 25.7 million, compared to 18.0 million for last year.

     As of June 30, 2005, NMHC had approximately $7.3 million in cash and cash equivalents. Additionally, the Company had no borrowings outstanding under its $65 million revolving line of credit.

     Cash flows from operating activities were $10.3 million for the year ended June 30, 2005 versus $24.1 million for the year ended June 30, 2004. Cash flows from operating activities were impacted negatively in the fiscal 2005 period, and cash provided by investing activities was positively impacted, as a result of the timing of the closing of the PCN transaction, which occurred on March 7, 2005.

     A component of cash provided by operating activities is the net change in assets and liabilities from the beginning to the end of the reporting period. The effect of changes in assets and liabilities acquired in a business combination are included in the statement of cash flows as of the acquisition date through the end of the reporting period.

     In calculating the Company's cash flows for the year ended June 30, 2005, the Company included the acquired balances of PCN as of March 7, 2005 in measuring cash provided by operating activities. The PCN acquisition closing date occurred at a time during PCN's billing and paying cycle when accounts receivable had decreased significantly following collection of a large portion of its February 28, 2005 receivables. This resulted in a large cash balance, the majority of which was earmarked for payment within the next few days to the various dispensing pharmacies. Since PCN accounts receivable was significantly higher at June 30, 2005 compared to March 7, 2005 (relative to accounts payable), the timing of the PCN acquisition negatively impacted the Company's consolidated cash from operations by approximately $12.2 million for the year ended June 30, 2005. The Company's cash flows from operations for the year ended June 30, 2005, without giving effect to the PCN acquisition, would have been $22.5 million.

     The large PCN cash balance at the closing date was reported as a $3.2 million source of cash, or cash provided by investing activities, calculated by subtracting the $13.5 million acquisition price and related costs from the $16.7 million of cash acquired.

Conference Call

     Management will host a conference call today, September 16th, to discuss the fourth quarter and fiscal 2005 results at 8:30 a.m. ET. To listen to the call, please dial (706) 634-1287. A live webcast of the call will be accessible on the Company's website, www.nmhc.com. The webcast will be archived on the site and a telephone replay will be available for seven days beginning at 11:30 a.m. ET. To access the replay, please dial (706) 645-9291 using the passcode number 9140053.


About NMHC

     National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), Integrail (health information solutions),
NMHC Mail (home delivery pharmacy), and Ascend (specialty pharmacy solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

     This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends", "will be", "expects", "plans" and similar expressions identify forward-looking statements. Readers are urged to carefully review and consider various disclosures made by NMHC in its Annual Report on Form 10-K for the fiscal year ended June 30, 2004, including information relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services and competition, as well as the information contained in other Securities and Exchange Commission filings by NMHC.

                                 - Tables Follow -

                           CONSOLIDATED BALANCE SHEET
                                ($ in thousands)


                                                                                        June 30,                June 30,
Assets                                                                                   2005                      2004
                                                                                         ----                      ----
Current:                                                                              (unaudited)

  Cash and cash equivalents (including cash equivalent investments of $193
            and $1,191, respectively)                                                 $    7,272              $    3,388

  Restricted cash                                                                          3,994                   1,695
  Accounts receivable, less allowance for doubtful accounts of $1,953
            and $2,312, respectively                                                     103,129                  73,162

  Rebates receivable                                                                      40,377                  34,764
  Inventory                                                                                4,119                   3,252
  Due from affiliates                                                                         31                      18
  Deferred tax assets                                                                      2,117                   2,711
  Other current assets                                                                     5,759                   2,093
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                               166,798                 121,083

  Property, equipment and software development costs, net                                 12,177                  10,597
  Intangible assets, net of accumulated amortization of $3,273 and $2,106,                 3,951                   3,788
respectively
  Goodwill                                                                                99,710                  86,964
  Other assets                                                                             1,295                   3,717
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                      $283,931                $226,149
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

Liabilities, Redeemable Preferred Equity, and Common Stockholders'
             Equity (Deficit)
Current Liabilities:

  Accounts payable and accrued expenses                                                 $188,843                $147,572
  Revolving credit facility and loans payable-current                                      1,860                      53
  Current portion of capital lease obligations                                                29                     327
  Income taxes payable                                                                         -                     837
  Other current liabilities                                                                  503                       -
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                           191,235                 148,789

  Capital lease obligations, less current portion                                             16                      13
  Long term loans payable and other liabilities                                              998                   3,877
  Deferred tax liability                                                                   5,964                   4,704
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                                   198,213                 157,383
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies
Redeemable Preferred Equity:

  Redeemable convertible preferred stock $.10 par value; 15,000,000
          shares authorized, 6,956,522 issued and outstanding                             75,864                  75,389

Common Stockholders' Equity (Deficit):

  Common  Stock, $.001 par value, 35,000,000 shares authorized, 9,461,826 and
          8,969,694 shares issued, 4,821,926 and 4,329,794 outstanding,
          respectively                                                                         9                       9
  Additional paid-in-capital                                                             115,061                 104,890
  Retained deficit                                                                       (53,337)                (59,643)
  Treasury stock at cost, 4,639,900 shares                                               (51,879)                (51,879)
---------------------------------------------------------------------------------------------------------------------------
     Total common stockholders' equity (deficit)                                           9,854                  (6,623)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
     Total Liabilities, Redeemable Preferred Equity, and Common Stockholders'
         Equity (Deficit)                                                               $283,931                $226,149
---------------------------------------------------------------------------------------------------------------------------


                        CONSOLIDATED STATEMENT OF INCOME
               (All amounts in thousands, except per share amount)


                                                                        Three months ended June 30,
                                                                         2005             2004
                                                                         ----             ----
                                                                      (unaudited)       (unaudited)

--------------------------------------------------------------------------------------------------------------------

Revenue (includes co-payments collected of $4,362 and
  $1,213, respectively, and excludes co-payments retained
  by the pharmacies of $77,323 and $53,249, respectively)            $   215,858       $   176,647

Cost of claims (excludes co-payments retained by the
  pharmacies of $77,323 and $53,249, respectively)                       192,943           158,614
-------------------------------------------------------------------------------------------------------------------
Gross profit                                                              22,915            18,033

Selling, general and administrative expenses                              19,087            14,053
------------------------------------------------------------------------------------------------------------------
Operating income                                                           3,828             3,980
------------------------------------------------------------------------------------------------------------------

Other income (expense):
Interest expense                                                             (76)             (184)
Interest income                                                              150               421
Other income, net                                                             11                59
------------------------------------------------------------------------------------------------------------------
                                                                              85               296
------------------------------------------------------------------------------------------------------------------

Income before provision for income taxes                                   3,913             4,276
Provision for income taxes                                                 1,266             1,751

------------------------------------------------------------------------------------------------------------------
Net income                                                           $     2,647      $      2,525
==================================================================================================================

Preferred stock cash dividend                                              1,396             1,397
Accretion of transaction expenses                                            119               118
------------------------------------------------------------------------------------------------------------------
Net income available to common stockholders                          $     1,132      $      1,010
==================================================================================================================

Earnings per common share:
  Basic                                                              $      0.24      $       0.25

  Diluted *                                                          $      0.22      $       0.21

Weighted-average number of common shares outstanding:
  Basic                                                                    4,764             4,013
==================================================================================================================
  Diluted *                                                               12,085            11,831
==================================================================================================================

     * = For the three months ended June 30, 2005 and June 30, 2004, the number of weighted average diluted shares was calculated using the "as if converted" method for the redeemable preferred stock.

                        CONSOLIDATED STATEMENT OF INCOME
               (All amounts in thousands, except per share amount)


                                                                                Year ended June 30,
                                                                              2005              2004
                                                                              ----              ----
                                                                           (unaudited)
--------------------------------------------------------------------------------------------------------------------

Revenue (includes co-payments collected of $15,134 and
  $2,274, respectively, and excludes co-payments retained
  by the pharmacies of $280,946 and $203,420, respectively)            $     800,592      $     651,098

-------------------------------------------------------------------------------------------------------------------
Cost of claims (excludes co-payments retained by the
  pharmacies of $280,946 and $203,420, respectively)                         713,883            587,055

Gross profit                                                                  86,709             64,043

Selling, general and administrative expenses                                  67,786             50,606

------------------------------------------------------------------------------------------------------------------
Operating income                                                              18,923             13,437
------------------------------------------------------------------------------------------------------------------

Other income (expense):
Interest expense                                                                (610)              (703)
Interest income                                                                  311                594
Other income, net (includes insurance gains of
  $1,702 in 2005)                                                              1,788                149
------------------------------------------------------------------------------------------------------------------
                                                                               1,489                 40
------------------------------------------------------------------------------------------------------------------

Income before provision for income taxes                                      20,412             13,477
Provision for income taxes                                                     8,031              5,524
------------------------------------------------------------------------------------------------------------------
Net income                                                              $     12,381        $     7,953
==================================================================================================================

Beneficial conversion feature                                                      -             80,000
Preferred stock cash dividend                                                  5,600              1,596
Accretion of transaction expenses                                                475                135
------------------------------------------------------------------------------------------------------------------
Net income (loss) available to common stockholders                      $      6,306       $    (73,778)
==================================================================================================================

Earnings (loss) per common share:
  Basic                                                                 $       1.39       $    (11.14)

  Diluted *                                                              $      1.03       $    (11.14)


Weighted-average number of common shares outstanding:
  Basic                                                                        4,542              6,622
==================================================================================================================
  Diluted *                                                                   11,983              6,622
==================================================================================================================

     * = For the year ended June 30, 2005, the number of weighted average diluted shares was calculated using the "as if converted" method for the redeemable preferred stock.

    Net Income and Net Income Available to Common Stockholders Reconciliation
                (Amounts in thousands, except per share amounts)

     While net income and net income available to common stockholders excluding the non-recurring Legal Settlement in 2005 and the New Mountain transaction items in 2004 are not measures of financial performance under U.S. generally accepted accounting principles, they are provided as information for investors for analysis purposes in evaluating the effect of the Legal Settlement and the New Mountain transaction on net income and net income available to common stockholders. Net income and net income available to common stockholders excluding the non-recurring Legal Settlement and the New Mountain transaction items are not meant to be considered a substitute or replacement for net income or net income (loss) available to common stockholders as prepared in accordance with U.S. generally accepted accounting principles. The reconciliation from net income to net income available to common stockholders excluding the non-recurring Legal Settlement and the New Mountain transaction items, is as follows:

                                                                                Three Months Ended
                                                                   ---------------------------------------------
                                                                   --------------------- -----------------------
                                                                      June 30, 2005          June 30, 2004
                                                                        (unaudited)           (unaudited)


Net income, as reported                                                  $   2,647              $    2,525

Add back:
Legal Settlement, net of income tax benefit                                  1,008                       -
Compensation charge related to stock option
  issued in lieu of transaction bonus, net of
  income tax benefit                                                             -                     406
                                                                        ----------              ----------

Net income excluding the non-recurring Legal Settlement
and the New Mountain Transaction items ( C )                            $    3,655              $    2,931
                                                                        ----------              ----------

Less:
Preferred dividends                                                          1,396                   1,396
Accretion of transaction expenses                                              119                     119
                                                                        ----------              ----------


Net income available to common stockholders excluding the
non-recurring Legal Settlement and the New Mountain Transaction
items ( A )                                                             $    2,140              $    1,416
                                                                        ==========              ==========

Earnings per share excluding the non-recurring Legal Settlement and the New Mountain Transaction items:
  Basic ( ( A ) / ( B ) )                                               $     0.45              $     0.35
  Diluted ( ( C ) / ( D ) )                                             $     0.30              $     0.25

Weighted average number of shares outstanding:
   Basic ( B )                                                               4,764                   4,013
   Diluted ( D )                                                            12,085*                 11,831*


     *Diluted weighted average number of shares assumes the conversion of the 6,957 shares of redeemable convertible preferred stock and dilutive common stock options and warrants.

    Net Income and Net Income Available to Common Stockholders Reconciliation
                (Amounts in thousands, except per share amounts)


                                                                       Twelve Months Ended
                                                           ---------------------------------------------
                                                                   June 30, 2005          June 30, 2004
                                                             --------------------  ---------------------
                                                                    (unaudited)           (unaudited)

Net income, as reported                                             $    12,381               $   7,953

Add back:
Legal Settlement, net of income tax benefit                               1,008                       -
Transaction bonuses and severance payment,
  net of income tax benefit                                                   -                     910
Compensation charge related to stock option
  issued in lieu of transaction bonus, net of
  income tax benefit                                                          -                     406
Compensation charge related to the
  acceleration of directors options, net of
  income tax benefit                                                          -                     200
                                                                    -----------               ----------

Net income excluding the non-recurring
  Legal Settlement and the New Mountain  Transaction
  items ( C )                                                       $    13,389              $    9,469
                                                                    -----------              ----------
Less:
Preferred dividends                                                      5,600                    1,596
Accretion of transaction expenses                                          475                      135
                                                                    ----------               ----------
Net income available to common
  stockholders excluding the non-recurring Legal
Settlement and the New Mountain Transaction items ( A )            $    7,314                $    7,738
                                                                   ==========                ==========

Earnings per share excluding the non-recurring
Legal Settlement and the New Mountain Transaction items:
  Basic ( ( A ) / ( B ) )                                          $     1.61                $    1.17
  Diluted ( ( C ) / ( D ) )                                        $     1.12                $    0.98

Weighted average number of shares outstanding:
   Basic ( B )                                                          4,542                    6,622
   Diluted ( D )                                                       11,983*                   9,633*



     *Diluted weighted average number of shares assumes the conversion of the 6,957 shares of redeemable convertible preferred stock and dilutive common stock options and warrants.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                ($ in thousands)

                                                                                   Year Ended June 30,
                                                                                ------------- ------------
                                                                                    2005         2004
                                                                                (unaudited)
Cash flows from operating activities:
          Net income                                                            $   12,381     $   7,953
          Adjustments to reconcile net income to net cash
           provided by operating activities:
           Depreciation and amortization                                             6,300         5,706
           Amortization of deferred gain                                              (100)         (455)
           Amortization of deferred financing costs                                    167           181
           Net loss (gain) on disposal of capital assets                                 -           310
           Provision for doubtful accounts                                             651           692
           Compensation expense accrued to officer/stockholder                           -            37
           Deferred income taxes                                                     2,912         1,813
          Changes in assets and liabilities, net of effect from acquisitions:
           Restricted cash                                                             435           688
           Accounts receivable                                                     (27,425)      (13,005)
           Rebates receivable                                                          488        (8,139)
           Inventory                                                                  (867)       (2,714)
           Other current assets                                                     (3,866)         (330)
           Due to/from affiliates                                                      (13)          225
           Other assets                                                              2,694          (514)
           Accounts payable and accrued expenses                                    12,196        28,246
           Income taxes payable and other current liabilities                        5,289         1,934
           Other long term liabilities                                                (919)        1,432
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                           10,322        23,879
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
          Capital expenditures                                                      (5,795)       (7,379)
          Repayment of loan from affiliate                                               -         2,660
          Repayment of loan from officer                                                 -           107
          Acquisition of PCN, net of cash required                                   3,150             -
          Acquisition of Integrail, net of cash acquired                                 -           (13)
          Acquisition of Centrus, net of cash acquired                              (1,000)       (2,000)
          Acquisition of Inteq, net of cash acquired                                  (139)      (29,078)
          Acquisition of PPP, net of cash acquired                                    (358)       (3,658)
----------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                               (4,142)      (39,361)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

Cash flows from financing activities:

          Proceeds from exercise of stock options                                    4,188         7,023
          Proceeds from issuance of preferred stock, net of offering costs               -        75,254
          Purchase of treasury stock in tender offer including related expenses          -       (51,135)
          Proceeds from revolving credit facility                                  724,758       871,869
          Repayment of revolving credit facility                                  (724,811)     (887,477)
          Payment of preferred dividends                                            (5,600)       (1,596)
          Deferred financing costs                                                    (459)            -
          Repayment of debt and capital lease obligations                             (372)         (471)
----------- ----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Net cash (used in) provided by financing activities                                 (2,296)       13,467
----------------------------------------------------------------------------------------------------------
----------- ----------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                                 3,884        (1,834)
Cash and cash equivalents at beginning of period                                     3,388         5,222
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                       $   7,272     $   3,388
----------------------------------------------------------------------------------------------------------


       Reconciliation of Cash Flow From Operating and Investing Activities
                             (Amounts in thousands)


     While cash flow from operating, investing, and financing activities excluding the impact of the PCN acquisition are not measures of financial performance under U.S. generally accepted accounting principles, they are provided as information for investors for analysis purposes in evaluating the effect of the PCN acquisition on cash flow from operating, investing, and financing activities. Cash flow from operating, investing, and financing activities excluding the impact of the PCN acquisition is not meant to be considered a substitute or replacement for cash flow from operating, investing, and financing activities as prepared in accordance with U.S. generally accepted accounting principles. The reconciliation from cash flow from operating, investing, and financing activities to cash flow from operating, investing, and financing activities excluding the impact of the PCN acquisition, is as follows:


                                                                                For the fiscal year ended
                                                                            June 30, 2005        June 30, 2004
                                                                            -------------       --------------
                                                                             (unaudited)            (unaudited)
Net cash provided by operating activities, as reported                   $        10,322       $        24,060
Impact of PCN on cash flow from operations
  for the period March 7 - June 30, 2005                                          12,218                     -
                                                                         ---------------       ---------------
Net cash provided by operating activities, excluding the
  impact of the PCN Acquisition                                          $        22,540       $        24,060
                                                                         ===============       ===============

Net cash used in investing activities, as reported                       $       (4,142)       $      (39,361)
Impact of PCN acquisition at March 7, 2005 on cash
  flow from investing activities                                                 (3,129)                     -
                                                                         ---------------       ---------------
Net cash used in investing activities, excluding the
  impact of the PCN Acquisition                                          $       (7,271)       $      (39,361)
                                                                         ===============       ===============

Net cash (used in) provided by financing activities, as reported         $       (2,296)       $        13,467
Impact of PCN on cash flow (used in) provided by financing
activities for the period March 7 - June 30, 2005                                    32                     -
                                                                         ---------------       ---------------
Net cash (used in) provided by financing activities, excluding the
  impact of the PCN Acquisition                                          $       (2,264)       $        13,467
                                                                         ===============       ===============


Cash and cash equivalents at end of period, as reported                  $         7,272       $         3,388
Impact of PCN acquisition at March 7, 2005 and PCN's
  operations for the period March 7 - June 30, 2005                                9,121                     -
                                                                         ---------------       ---------------
Cash and cash equivalents at end of period, excluding
  the impact of the PCN Acquisition                                      $        16,393       $         3,388
                                                                         ===============       ===============
